NATIONSBANK                        NEWS RELEASE


FOR IMMEDIATE RELEASE

MARCH 20, 1995 -- NationsBank Corporation today entered into an agreement for the underwritten public offering of $300 million in floating rate senior notes due March 1998.

The debt issue is part of a shelf registration for corporate debt securities and preferred and common stock previously declared effective by the Securities and Exchange Commission.

The non-callable senior notes bear interest at a spread above the London Interbank Offered Rate (LIBOR). The offering will be sold through underwriters led by NationsBanc Capital Markets, Inc., Bear Stearns & Co. Inc., CS First Boston and J.P. Morgan
Securities Inc.  Closing is scheduled for March 27, 1995.

Proceeds from the debt issue will be used for general corporate purposes, including the corporation's working capital needs and extensions of credit to the corporation's nonbanking subsidiaries.

NationsBank Corporation is the fourth-largest U.S. banking company, with $170 billion in assets at Dec. 31, 1994, and full-service banking centers in nine states and the District of Columbia.


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Media contact:  Martha Larsh   (214) 508-0633